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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)     July 4, 1996
                                                 ------------------------------

                           EPL Technologies, Inc.
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           (Exact name of registrant as specified in its charter)

          Colorado                  0-28444                     84-0990658
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 (State or other jurisdiction     (Commission                 (IRS Employer
    of incorporation)             File Number)             Identification No.)

200 Four Falls Corporate Center, Suite 315, W.Conshohocken, PA        19428
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    (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code    (610) 834-9600
                                                   ----------------------------

                               Not Applicable
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       (Former name or former address, if changed since last report.)







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ITEM   2.  ACQUISITION OF ASSETS

        On July 4, 1996 EPL Technologies, Inc.("EPL"), through a newly formed, wholly-owned UK subsidiary (EPL Flexible Packaging Limited ("EPL Flexible")) acquired some of the fixed assets, located at Gainsborough, Lincolnshire, UK, of a division of Printpack Europe (St Helens) Limited ("Printpack St Helens") for a total net consideration of pound sterling 830,000 ($1,286,500 at an exchange rate of pound sterling 1 : $1.55). EPL Flexible also assumed the real estate lease on one of the properties and offered employment to some of the employees of Printpack St Helens. This transaction constituted the acquisition of a significant amount of assets by EPL (representing 12.86% of EPL's total assets as at December 31, 1995); these assets did not, however, constitute the acquisition of a business within the meaning of Regulation S-X, as the assets acquired do not represent any significant continuity of the operations or business of Printpack St Helens.

Among other things, in the acquisition EPL Flexible did not acquire any of Printpack St Helens' fixed assets held at other locations by other divisions of Printpack St Helens, and did not acquire any inventory or accounts receivable. EPL Flexible also did not acquire any backlog orders. Although EPL Flexible did offer employment to some of the employees of Printpack St Helens, some left or transferred to other locations of the Printpack group. The senior management and sales staff of Printpack St Helens were employed by other Printpack companies. To address this significant change in personnel, EPL will utilize the resources of another EPL subsidiary, Bakery Packaging Services Limited, and has recruited two new executives. EPL Flexible also did not acquire any trade payables, nor did it acquire any right to the use of any trade names or trademarks belonging to Printpack St Helens. EPL Flexible is itself a wholly owned subsidiary of EPL Technologies (Europe) Limited.

ITEM   7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        a)      Not Applicable

        b)      Not Applicable

        c)      Exhibits
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                99.1    Press Release dated July 10, 1996 in relation to the
                        acquisition of assets and assumption of certain liabilities of Printpack Europe (St Helens) Limited.

                99.2 Sale Agreement between EPL Flexible Packaging Limited, Printpack Europe (St Helens) Limited and Printpack Europe Limited.

                99.3 Assignment of Leasehold Premises known as Unit 1, Heapham Road, Gainsborough between Printpack Europe
                        (St Helens) Limited and EPL Flexible Packaging Limited.

                99.4 License to Assign and Deed of Variation relating to Unit 1, Heapham Road, between (1) Northern Trust Company Limited, (2) Printpack Europe (St Helens) Limited, (3) EPL Flexible Packaging Limited and (4) Bakery Packaging Services Limited.

                99.5 Disclosure letter together with Schedule of Documents disclosed.




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                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated : July 19, 1996                                   EPL Technologies, Inc.


                                                By:     /s/Paul L. Devine
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                                                        Paul L. Devine
                                                        Chairman and President